UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:  July 11, 2007

VYTA CORP
(Exact name of registrant as specified in its charter)

Nevada	33-19598-D	84-0992908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

370 17th Street, Suite 3640, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(303) 592-1010
Registrant’s telephone number, including area code

________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 – Other Events

 Vyta Corp’s (“the Company”), equity investment joint venture Bioagra, LLC (“Bioagra”) and Progressive Bioactives, Inc. (“PBI”) on July 11, 2007, signed a Termination Agreement and Mutual Release (“Termination Agreement”).  The Termination Agreement provides for the termination of the license between PBI and Bioagra that allowed Bioagra to manufacture its beta glucan product using the manufacture its beta glucan product using the YBG Technology of PBI that allowed Bioagra to manufacture its beta glucan product using the YBG technology of PBI.

The Termination Agreement provides that Bioagra is still permitted to produce its beta glucan product using the methods and processes that have been developed  by Bioagra, that do not infringe upon the patent application held by PBI.

The Termination Agreement also provides for Biogra to pay a monthly termination payment equal to 2.5% of the monthly gross sales of Bioagra from June 2007 to June 2017.  The payments are to be made to an escrow account and paid quarterly to PBI.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

Exhibit No.	Description
99.01	Agreement by and between Bioagra, LLC and Progressive Bioactives, Inc., dated July 11, 2007*
99.02	Press Release, dated July 12, 2007*
____________________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VYTA CORP

By:	/s/ Paul H. Metzinger
Paul H. Metzinger, President and Chief Executive Officer

Date: July 11, 2007